Exhibit 10.2
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
ACADEMY SPORTS AND OUTDOORS, INC.
2020 OMNIBUS INCENTIVE PLAN

Academy Sports and Outdoors, Inc. (the “Company”) hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”). The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Participant: [First Name] [Last Name]

Date of Grant: [Date of Grant]

Number of
Restricted Stock Units: [Insert Number of Restricted Stock Units Granted]

Vesting Schedule: Set forth on Appendix A attached hereto

IN CONNECTION WITH THIS GRANT, AND IN ADDITION TO THIS GRANT NOTICE, PARTICIPANT HAS RECEIVED A COPY OF THE PLAN AND THE RESTRICTED STOCK UNIT AGREEMENT. PARTICIPANT MAY REJECT THIS AWARD OF RESTRICTED STOCK UNITS BY NOTIFYING THE COMPANY NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AWARD DOCUMENT. FAILURE TO REJECT THIS AWARD OF RESTRICTED STOCK UNITS WITHIN SUCH 5-DAY PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD OF RESTRICTED STOCK UNITS AND THE TERMS AND CONDITIONS OF THIS AWARD DOCUMENT.

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RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
ACADEMY SPORTS AND OUTDOORS, INC.
2020 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Academy Sports and Outdoors, Inc. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Academy Sports and Outdoors, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units. Each Restricted Stock Unit granted to the Participant pursuant to the Grant Notice represents an unfunded, unsecured right to receive one share of Common Stock. The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.

3. Settlement of Restricted Stock Units. Upon the vesting of a Restricted Stock Unit hereunder, and subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) to the Participant as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account in book entry form, including at any third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Treatment of Restricted Stock Units Upon Termination. Except as otherwise provided in the Grant Notice or as otherwise may be provided by the Committee, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have vested, (a) all vesting with respect to such Participant’s Restricted Stock Units shall cease and (b) unvested Restricted Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5. Conditions to Issuance of Common Stock. The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon the settlement of vested Restricted Stock Units prior to fulfillment of all of the following conditions: (a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary; (b) the lapse of such reasonable period of time following the vesting of the vested Restricted Stock Units as may otherwise be

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required by applicable law; and (c) the execution and delivery to the Company, to the extent not so previously executed and delivered, of such other documents and instruments as may be reasonably required by the Committee.

6. Participant. Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

7. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

8. Rights as Shareholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9. Tax Withholding. The Participant must pay to the Company any amount that the Company determines it is required to withhold under applicable federal, state or local or foreign tax laws in respect of the vesting and settlement of the shares of Common Stock underlying the Restricted Stock Units (“Withholding Taxes”). The Company, in its sole and absolute discretion, may require the Participant to make payment: (i) in cash or by check or wire transfer (or any combination thereof), (ii) to the extent permitted by applicable law, by delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock issuable under the Restricted Stock Units, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Withholding Taxes; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (iii) through withholding a number of shares of Common Stock issuable under the Restricted Stock Units; and provided, further, that the Committee may, in its sole discretion, direct that such withholding obligation be satisfied by any other method described in Section 14 of the Plan.

10. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Compensation Department, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

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11. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company or any of its Subsidiaries.

12. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Clawback; Forfeiture.

(a) Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Restricted Stock Units, or (ii) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any Restricted Stock Units, and repay such gain to the Company. “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to hire or solicit, in any agreement with any member of the Company Group; or (iv) fraud, gross negligence or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

(b) In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law and any clawback policy adopted by the Company from time to time, including the Company’s Incentive Compensation Clawback Policy.

(c) For purposes of the foregoing, the Participant expressly and explicitly authorizes (x) the Company and any Service Recipient to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company or such Service Recipient to hold shares of the Company’s common stock granted to the Participant and other amounts acquired by the Participant under the Plan or any other incentive compensation plan, program or arrangement of the Company to re-convey, transfer or otherwise return such shares and/or other amounts to the Company or the applicable Service Recipient and (y) the Company’s or Service Recipient’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including without limitation by reducing any amount that is or may become payable to the Participant. The Participant further agrees to comply with any request or demand for repayment by the Company or any Service Recipient in

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order to comply with such policies or applicable law. To the extent that the terms of this Restricted Stock Unit Agreement and any recoupment policy of the Company conflict, the terms of the recoupment policy shall prevail.

15. Governing Law; Venue. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Houston, Texas.

16. Award Subject to Plan. The Restricted Stock Units granted hereunder, and the shares of Common Stock issued to the Participant upon settlement of vested Restricted Stock Units, are subject to the Plan and the terms of the Plan are hereby incorporated into this Restricted Stock Unit Agreement. By accepting the Restricted Stock Units, the Participant acknowledges that the Participant has received and read the Plan and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Restricted Stock Unit Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The provisions of this Restricted Stock Unit Agreement shall survive the termination of this Award to the extent consistent with, or necessary to carry out, the purposes thereof.

17. Section 409A. Notwithstanding any provision in this Restricted Stock Unit Agreement to the contrary, this Restricted Stock Unit Agreement will be interpreted and applied so that the Restricted Stock Unit Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Code. The Company reserves the right to change the terms of this Restricted Stock Unit Agreement and the Plan without the Participant’s consent to the extent necessary or desirable to comply with the requirements of Section 409A of the Code. Further, in accordance with the restrictions provided by Treasury Regulation Section 1.409A-3(j)(2), any subsequent amendments to this Restricted Stock Unit Agreement or any other agreement, or the entering into or termination of any other agreement, affecting the Restricted Stock Units provided by this Restricted Stock Unit Agreement shall not modify the time or form of issuance of the Restricted Stock Units set forth in this Restricted Stock Unit Agreement. In addition, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, as determined by the Company, any payment made in connection with the Participant’s separation from service shall not be made earlier than six (6) months and one day after the date of such separation from service to the extent required by Section 409A of the Code.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Transmission Acknowledgement. To the extent necessary, the Participant authorizes, agrees and unambiguously consents to the transmission by the Company or any other member of the Company Group of any of the Participant’s personal data related to the Award for legitimate business purposes (including, without limitation, the administration of the Plan). The Participant confirms and acknowledges that the Participant gives this authorization and consent freely.

20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.

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The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the Restricted Stock Units provided to the Participant through the third-party stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Restricted Stock Unit Agreement or the Plan (collectively, the “Restricted Stock Unit Governing Documents”), the Restricted Stock Unit Governing Documents shall control.

21. Entire Agreement. The Restricted Stock Unit Governing Documents constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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